Exhibit No. 99


                  Exhibit 99 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997

    Cautionary Statements Regarding "Safe Harbor" Provisions of the Private
                    Securities Litigation Reform Act of 1995


    The Company may from time to time make written or verbal forward-looking statements. Forward-looking statements may appear in periodic reports filed with the Securities and Exchange Commission (including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), in press releases, in the Company's Annual Report to Shareholders and other reports to
shareholders, and in other communications made by the Company.   These
forward-looking statements can be identified by their use of words such as "anticipates","expects", "plans", "will", "estimates", "forecasts", "projects" and other words of similar meaning. These forward-looking statements address various matters including the Company's financial position, results of operations, competition, liquidity, financial condition, capital resources, market position and product development. These forward-looking statements are based on current expectations. The Company undertakes no obligation to update any forward-looking statements, but investors are advised to consult any further disclosures by the Company on this subject in its subsequent filings pursuant to the Securities Exchange Act of 1934. As permitted by the Private Securities Litigation Reform Act of 1995, the Company is hereby filing the following cautionary statements identifying important factors which, among others, could cause the Company's actual results to differ materially from expected and historical results:

     Changing business conditions including inflation and fluctuations in interest rates and foreign currency exchange rates.

     Competitive factors including managed care groups, institutions and government agencies seeking price discounts; technological advances attained by competitors; patents granted to competitors; potential generic competition for PREMARIN and for other health care and agricultural products as such products mature.

     Government laws and regulations affecting U.S. and international operations, including trade, monetary and fiscal policies, taxes (including the Section 936 income tax credit), price controls, changes in governments and legal systems, as well as actions affecting approvals of products and licensing.

     Inherent uncertainty of pharmaceutical research, difficulties or delays in product development and commercialization including, but not limited

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     to, the inability to identify viable new chemical compounds, successfully complete clinical trials, obtain and maintain regulatory approval for the compounds in the U.S. as well as the other countries in which the Company conducts its business, and gain and maintain market acceptance of approved products. Difficulties or delays in product development can also affect the Company's other businesses.

     Unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales.

     Growth in costs and expenses, including changes in product mix, and the impact of any acquisitions or divestitures, restructuring and other unusual items that could result from evolving business strategies, evaluation of asset realization, and changing organizational structures.

     Product liability litigation related to the Company's health care and other products including, without limitation, litigation associated with the Company's antiobesity products, PONDIMIN and REDUX. Other legal factors include, without limitation, antitrust litigation, environmental concerns and patent disputes with competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products.

     Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants which are adverse to the Company.

     Continued consolidation in the health care and agrochemical industries could affect the Company's competitive position.